Exhibit 77(i)(3)

DIREXION SHARES ETF TRUST

DIREXION DAILY GOLD MINERS INDEX BULL 3X SHARES (NUGT)

DIREXION DAILY NATURAL GAS RELATED BULL 3X SHARES (GASL)

DIREXION DAILY JUNIOR GOLD MINERS INDEX BULL 3X SHARES (JNUG)

DIREXION DAILY JUNIOR GOLD MINERS INDEX BEAR 3X SHARES (JDST)

DIREXION DAILY FINANCIAL BEAR 3X SHARES (FAZ)

DIREXION DAILY SMALL CAP BEAR 3X SHARES (TZA)

(each a "Fund" and collectively, the "Funds")

Supplement dated September 2, 2015 to the

Summary Prospectuses, dated February 27, 2015, as last supplemented August 7, 2015 and to the Prospectus and Statement of Additional Information ("SAI")

dated February 27, 2015, as last supplemented August 14, 2015

Rafferty Asset Management, LLC has determined it is in the Funds' best interest to extend the date of the reverse stock splits previously disclosed in the supplement to the Summary Prospectus and Prospectus of each Fund dated

August 7, 2015 (the "Prior Supplement"). This supplement supersedes the Prior Supplement in its entirety.

After the close of markets on September 30, 2015, the Funds will effect reverse stock splits of their issued and outstanding shares as described in the table below. The Funds will begin trading on the NYSE Arca, Inc. ("NYSE

Arca") on a split-adjusted basis on October 1, 2015.

Fund Name

Reverse Split

Ratio

Approximate decrease

in total number of

outstanding shares

Direxion Daily Gold Miners Index Bull 3X Shares

1 for 10

90%

Direxion Daily Natural Gas Related Bull 3X Shares

1 for 5

80%

Direxion Daily Junior Gold Miners Index Bull 3X Shares

1 for 5

80%

Direxion Daily Junior Gold Miners Index Bear 3X Shares

1 for 4

75%

Direxion Daily Financial Bear 3X Shares

1 for 4

75%

Direxion Daily Small Cap Bear 3X Shares

1 for 4

75%

As a result of this reverse split, every ten, five or four shares of a Fund will be exchanged for one share as indicated in the table above. Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above. In addition, the per share net asset value ("NAV")

and next day's opening market price will be approximately ten-, five- or four-times higher for the Funds,

respectively. Shares of the Funds will begin trading on the NYSE Arca on a split-adjusted basis on October

1, 2015.

The next day's opening market value of the Funds' issued and outstanding shares, and thus a shareholder's investment value, should not be affected by the reverse split. The tables below illustrates the effect of a hypothetical one for ten, one for five and one for four reverse split anticipated for the Funds, as applicable and described above:

1 for 10 Reverse Split

Period

# of Shares Owned

Hypothetical NAV

Hypothetical Value

Pre-Split

120

$10

$1,200

Post-Split

12

$100

$1,200

1 for 5 Reverse Split

Period

# of Shares Owned

Hypothetical NAV

Hypothetical Value

Pre-Split

120

$10

$1,200

Post-Split

24

$50

$1,200

1 for 4 Reverse Split

Period

# of Shares Owned

Hypothetical NAV

Hypothetical Value

Pre-Split

120

$10

$1,200

Post-Split

30

$40

$1,200

The Trust's transfer agent will notify the Depository Trust Company ("DTC") of the reverse split and instruct

DTC to adjust each shareholder's investment(s) accordingly. DTC is the registered owner of the Funds' shares and maintains a record of the Funds' record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split

As a result of the reverse split, a shareholder of a Fund's shares potentially could hold a fractional share.

However, fractional shares cannot trade on the NYSE Arca. Thus, a Fund will redeem for cash a shareholder's fractional shares at the Fund's split-adjusted NAV as of September 30, 2015. Such redemption may have tax implications for those shareholders and a shareholder could recognize a gain or loss in connection with the redemption of the shareholder's fractional shares. Otherwise, the reverse split will not result in a taxable transaction for holders of Fund shares. No transaction fee will be imposed on shareholders for such redemption.

"Odd Lot" Unit

Also as a result of the reverse split, the Funds will have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an "odd lot unit." Thus, the Funds will provide one authorized participant with a one-

time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

* * * * *

Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.